EXHIBIT 4.2

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Lowe's Companies,
                                                   -------
Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.





                             LOWE'S COMPANIES, INC.

                                  7 1/2% NOTES
                              DUE DECEMBER 15, 2005


                                 GLOBAL SECURITY
                                 ---------------
                                                      CUSIP No. 548661 CC 9
No. R
                                                               $________________

                                                      Original Principal Amount


         Lowe's Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.


                                    SPECIMEN


or its registered assigns, the principal sum of $______________ on December 15, 2005, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from December 15, 2000, or from the most recent


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

Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing June 15, 2001, at the rate of 7 1/2% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Amended and Restated Indenture, dated as of December 1, 1995 (as supplemented and amended from time to time, the "Indenture") between the Company and Bank One, N.A., formerly known as The First National Bank of Chicago, as trustee (the "Trustee"), shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         This Note is a "book-entry" note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and increments of $1,000 in excess thereof.

         As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

         Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the
                                                 ---------  --------
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Note is one of a duly authorized issue of notes of the Company, designated 7 1/2% Notes due December 15, 2005 (the "Notes"), limited in aggregate principal amount at any time Outstanding to FIVE HUNDRED MILLION DOLLARS ($500,000,000) which may be issued under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations


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

and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Notes do not have the benefit of any sinking fund obligations and shall not be redeemable at the option of the Company or repayable at the option of the Holder prior to maturity.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same.



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

         No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture.

         The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, LOWE'S COMPANIES, INC. has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer.

                                         LOWE'S COMPANIES, INC.

                                         SPECIMEN

                                         By.....................................
                                             Name:  Marshall A. Croom
                                             Title: Vice President and Treasurer

Dated:  December 15, 2000




Attest:..................................
         Name:  Jeffrey E. Gray
         Title: Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

                                    BANK ONE, N.A.,
                                       as Trustee


                                    By..........................................
                                                      Authorized Officer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - tenants in common
TEN ENT - tenants by the entireties
JT TEN - joint tenants with right of survivorship and not as tenants in common CUST - Custodian
U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

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     (Please insert Social Security or other identifying Number of Assignee)

the within Note of Lowe's Companies, Inc. and does hereby irrevocably constitute and appoint ___________________________________________________________________,
Attorney, to transfer the said Note on the books of the within named Lowe's Companies, Inc., with full power of substitution in the premises.

Dated: __________________________


                              ___________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.


___________________________________
SIGNATURE GUARANTEED:
The signature must be guaranteed by
a member of the Securities Transfer
Agents Medallion Program.
Notarized or witnessed signatures
are not acceptable.

                              PAYMENT INSTRUCTIONS


         The assignee should include the following for purposes of payment:

         Payment shall be made, by wire transfer or otherwise, in immediately available funds, to _______________________, for the account of ___________________, account number _____________, or, if mailed by check, to
_________________________. Applicable reports and statements should be mailed to
_____________________.  This information is provided by ___________________, the assignee named above, or ______________________________, as its agent.



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